                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           AMERICAN VANTAGE COMPANIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           AMERICAN VANTAGE COMPANIES
                         6787 WEST TROPICANA, SUITE 200
                             LAS VEGAS, NEVADA 89103
                                 (702) 227-9800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JULY 18, 2000

To the Stockholders of American Vantage Companies:

         You are cordially invited to attend the Annual Meeting (the "Annual Meeting") of the Stockholders of American Vantage Companies, which will be held at the Luxor Hotel and Casino Convention Center (Egyptian Ballroom), 3900 Las Vegas Boulevard, South, Las Vegas, Nevada 89119 at 10:00 a.m., Pacific time, on July 18, 2000, to consider and act upon the following matters:

(1) To elect three Class B Directors of the Company to serve for the ensuing three years or until their successors are duly elected and qualified.

(2) To ratify the appointment of Bradshaw, Smith & Co. as the Company's independent public accountants for the year ended July 31, 2000.

(3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on May 19, 2000 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Date:    June 5, 2000                        By Order of the Board of Directors,
         Las Vegas, Nevada                   Roy K. Keefer, Secretary






                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                           AMERICAN VANTAGE COMPANIES
                         6787 West Tropicana, Suite 200
                             Las Vegas, Nevada 89103
                                 (702) 227-9800

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                                  July 18, 2000

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of American Vantage Companies, a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the Luxor Hotel and Casino Convention Center (Egyptian Ballroom), 3900 Las Vegas Boulevard, South, Las Vegas, Nevada 89119 at 10:00 a.m., Pacific time, on July 18, 2000, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed herewith, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. Shares represented by proxies which are marked "abstain" for Item 2 on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. The affirmative vote by holders of a plurality of the Common Stock represented at the Annual Meeting is required for the election of Directors. The vote of a majority of the Common Stock represented and voting on the question is required for the ratification of Bradshaw, Smith & Co. as the Company's independent public accountants. If no specification is made, shares represented by such Proxy will be voted FOR the election of the nominees for Director as set forth herein and FOR the ratification of the appointment of Bradshaw, Smith & Co. as the Company's independent public accountants.

         The Board of Directors anticipates that its nominees will be available for election and does not know of any other matter that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or a nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

         A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

         A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, 6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

         This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 1999 Annual Report to Stockholders are expected to be mailed, to stockholders of record on May 19, 2000, commencing on June 5, 2000.

PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Board of Directors consists of seven persons. James W. Davis, Gregory J. Woodland and Boyad Tanner, all Class B Directors, are standing for election to a term of three years ending in 2003 or until their successors are elected and qualified. Ronald J. Tassinari and Audrey K. Tassinari, both Class A Directors, serve for a term expiring in 2001. Jeanne Hood and Steven G. Barringer, both Class C Directors, serve for a term expiring in 2002. No vote is being taken on the re-election of the Class A and Class C Directors at this Annual Meeting. It is intended that the accompanying form of Proxy will be voted FOR the election of the Class B nominees as Directors unless the Proxy contains contrary instructions. Proxies which abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted FOR the election of such persons as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

         Management believes that the nominees will be able to serve as Directors. However, in the event that a nominee or nominees should become unable or unwilling to serve as Directors, the Proxy will be voted for the election of such persons as shall be designated by the Directors.

         Set forth below are the names of all the directors and executive officers of the Company along with certain information relating to the business experience of each of the listed officers and directors.

Name                                Age              Position
----                                ---              --------
Ronald J. Tassinari                 56               Chief Executive Officer, President and Director

Audrey K. Tassinari                 61               Executive Vice President and Director

Roy K. Keefer                       55               Chief Financial Officer and
                                                     Secretary/Treasurer

Jeanne Hood                         73               Director

Steven G. Barringer                 44               Director

Boyad Tanner                        78               Director

James W. Davis                      52               Director

Gregory J. Woodland                 41               Director


         Directors are elected to serve for three years, or until their successors are elected and qualified (except that at least twenty-five percent of all Directors must be elected each year). Officers serve at the discretion of the Board of Directors subject to any contracts of employment. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

         Ronald J. Tassinari has been Chief Executive Officer, President and a Director of the Company since its inception in August 1979.

         Audrey K. Tassinari has been a Director of the Company since March 1985 and a Vice President since April 1986. Mrs. Tassinari is the wife of Ronald J. Tassinari, the Company's President.

         Roy K. Keefer has been Chief Financial Officer and Secretary/Treasurer of the Company since April 1992. Mr. Keefer had been a Director of the Company from December 1992 until May 1999.

         Jeanne Hood has been a Director of the Company since February 1994, as well as serving as a gaming consultant to the Company. See "Certain Relationships and Related Transactions." From 1985 to 1993, Ms. Hood served as President and Chief Executive Officer of Elsinore Corporation, a publicly traded gaming company, and of Four Queens, Inc., a wholly-owned subsidiary of Elsinore Corporation, which subsidiary owns and operates the Four Queens Hotel Casino in Las Vegas, Nevada.

         Steven G. Barringer has been a Director of the Company since February 1998. He is a member of the law firm of Dickstein Shapiro Morin & Oshinsky, LLP, Washington, D.C., practicing natural resources and environmental law. From January 1996 to April 1999 he was a member of the law firm of Singer, Brown and Barringer, Las Vegas, Nevada, practicing natural resources and environmental law. Before forming Singer, Brown and Barringer in January 1996, Mr. Barringer was a member of the law firm of Holland & Hart, Washington D.C.

         Boyad Tanner has been a Director of the Company since May 1999. Mr. Tanner had a varied business background, including owning and operating Indian Trading Posts in Utah and New Mexico. He owned and operated an automobile agency in Farmington, New Mexico, and was also a licensed real estate agent, having his own agency. Mr. Tanner was the Executive Director for Urban Renewal and Development both in Indio, California as well as in North Las Vegas, Nevada. His most recent appointments in Las Vegas include a partnership at Harrington Horsey Insurance Agency, serving on the Board of the Clark County Planning Commission and serving on the Board of Directors for Cumorah Credit Union. He was also the recipient of the Silver Beaver Award for his service with the Boy Scouts of America. Mr. Tanner has been retired for the past six years.

         James W. Davis has been Senior Partner at Key West Technologies, a business consulting partnership advising a number of firms with regard to technology, e-commerce and the Internet, and business management, since founding Key West Technologies in January, 1999. Prior to founding Key West Technologies, Mr. Davis served as the President and Chief Executive Officer of MRT Micro, ASA/Inc., a communications software company, from January 1997 until January 1999. From September 1996 to January 1997, Mr. Davis was a Visiting Research Scholar at the Communications Technology Center at Florida Atlantic University. In March 1995, Mr. Davis founded Key West Technologies, Inc., a computer hardware and software corporation. In February 1996, Key West Technologies, Inc. was acquired by Interaxx Television Network, Inc. Mr. Davis served as Chief Executive Officer of Interaxx Television Network from February 1996 until January 1997. Mr. Davis has also served as Director for Intel Corp's Home Computing Laboratory, which was responsible for developing a consumer-focused Pentium platform strategy, and as Senior Technical Staff Member at International Business Machines Corp., where he worked for twenty-five years. While at IBM, he was also a member of IBM's Academy of Science and Technology and Chief Technical Officer of the IBM PC Company Premium Brand.

         Gregory J. Woodland has been Senior Partner at Key West Technologies, a business consulting partnership advising a number of firms with regard to technology, e-commerce and the Internet, and business management, since March 2000. Prior to joining Key West Technologies, Mr. Woodland was a Director at Salomon Smith Barney from August 1998 to February 2000, providing investment-banking advice. Mr. Woodland also served as Vice President Finance for MacAndrews & Forbes Holdings, Inc., from February 1987 to August 1998. While at MacAndrews & Forbes Holdings, Inc., Mr. Woodland provided meaningful contributions to highly successful growth programs for Revlon, Inc., The Coleman Company, Inc., Marvel Entertainment Group, Inc., New World Communications Group, Inc., and Consolidated Cigar Corporation. Mr. Woodland is an accomplished senior financial executive who has experience in innovative corporate finance, mergers and acquisitions, and building value through strategic decision making. He has extensive relationships in the commercial banking and capital markets community where he raised billions of dollars in the high yield bond market and completed multiple initial public offerings.

         The Company held 6 regular meetings of the Board of Directors (plus 2 by Unanimous Written Consent) during the fiscal year ended July 31, 1999. Each member of the Board of Directors attended each meeting held during the period such person served as a Director, either in person or telephonically.

         Upon their election, the Board of Directors shall have the following committees: the Compensation Committee (comprised of James W. Davis (Chairman), Gregory J. Woodland and Jeanne Hood) and the Audit Committee (comprised of Gregory J. Woodland (Chairman), James W. Davis and Boyad Tanner).

         The Compensation Committee is charged with periodically reviewing the compensation of the Company's officers and employees and recommending appropriate adjustments. The Compensation Committee met one time during the fiscal year ended July 31, 1999.

         The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for reviewing their performance and their fees and for reviewing and evaluating, with the independent auditors and management, the Company's accounting policies and its system of internal controls. The Audit Committee met two times during the fiscal year ended July 31, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED IN THE FOREGOING PROPOSAL 1

                                VOTING SECURITIES

         The record date fixed for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof is May 19, 2000. As of that date, the Company had outstanding 4,887,000 shares of Common Stock, the only outstanding voting securities of the Company. Stockholders are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting.

         The following table sets forth, as of May 19, 2000, certain information concerning those persons known to the Company to be the beneficial owners (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of more than five (5%) percent of the outstanding shares of Common Stock of the Company); the number of shares of Common Stock of the Company beneficially owned by all Directors of the Company, individually, by each officer named in the Summary Compensation Table and by all Directors and executive officers of the Company as a group and the percentage of outstanding shares of Common Stock beneficially owned by each:

Name and Address of                                        Amount  and Nature of             Percentage
Beneficial Owner                                        Beneficial Ownership(1)(11)        of Class(2)(11)
----------------                                        ---------------------------        ---------------
Ronald J. Tassinari                                             827,896 (3)                     16.9%
6787 West Tropicana, Suite 200
Las Vegas, NV 89103

Audrey K. Tassinari                                             643,893 (4)                     13.2%
6787 West Tropicana, Suite 200
Las Vegas, NV 89103

Roy K. Keefer                                                   189,668 (5)                      3.9%
6787 West Tropicana, Suite 200
Las Vegas, NV 89103

Jeanne Hood                                                      50,001 (6)                      1.0%
2316 Timberline Way
Las Vegas, NV  89117

Jay H. Brown                                                    350,705 (7)                      7.2%
520 South Fourth Street
Las Vegas, NV  89101

Steven G. Barringer                                              25,000 (8)                      0.5%
2101 L Street NW
Washington, DC  20037

Boyad Tanner                                                     12,500 (9)                      0.3%
4172 Satinwood
Las Vegas, NV 89117

James W. Davis                                                        0                            0%
17300 Boca Club Boulevard #1208
Boca Raton, FL 33487

Gregory L. Woodland                                                   0                            0%
40 East 64th Street, Apt. 7
New York, NY 10021

All officers and directors                                    1,421,100 (10)                    22.3%
as a group (8 persons)


(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons indicated.

(2)      Based on 4,887,000 shares outstanding as of the date of May 19, 2000.

(3) Includes 3,698 shares owned of record by Mr. Tassinari as custodian for his son, 327,858 shares owned by the Tassinari Family Trust and 437,942 shares issuable upon exercise of stock options. Such shares exclude the following shares as to which Mr. Tassinari disclaims beneficial ownership: 316,035 shares of Common Stock beneficially owned by Audrey
         K. Tassinari, Mr. Tassinari's wife. If such excluded shares were included, Mr. Tassinari would be deemed to hold 23.4% of the Common Stock.

(4) Includes 327,858 shares owned by the Tassinari Family Trust and an aggregate of 244,003 shares issuable upon exercise of stock options. In addition, such shares exclude the following shares as to which Mrs. Tassinari disclaims beneficial ownership: 496,340 shares of Common Stock beneficially owned by Ronald J. Tassinari, Mrs. Tassinari's husband. If such excluded shares were included, Mrs. Tassinari would be deemed to hold 23.4% of the Common Stock.

(5)      Includes 185,000 shares underlying incentive stock options.

(6)      Includes options to acquire 33,334 shares.

(7) Includes an aggregate of 260,705 shares of Common Stock beneficially owned in joint tenancy by Mr. Brown and Mr. Brown's wife.

(8)      Represents options to acquire 25,000 shares.

(9)      Represents options to acquire 12,500 shares.

(10) Includes options to purchase an aggregate of 938,447 shares of Common Stock referred to in notes (3) through (9) above.

(11) Information is presented after giving effect to a 1 for 3 reverse stock split on November 30, 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and all other executive officers whose total compensation exceeded $100,000 in those years.

                                           Annual Compensation                        Long-Term Compensation
                                -----------------------------------------   -------------------------------------------
                                                                                              Awards
                                                                            -------------------------------------------
Name and                                                   Other Annual        Restricted              Securities
Principal Position      Year    Salary($)   Bonus($)(8)   Compensation($)   Stock Award(s)($)     Underlying Options(#)
------------------      ----    ---------   -----------   ---------------   -----------------     ---------------------
Ronald J. Tassinari,    1999    $461,639     $303,062        $83,069(1)            -0-                   -0-
Chief Executive         1998    $432,635     $288,000        $86,646(1)            -0-               50,000(6)(7)
Officer and             1997    $417,988     $230,000        $70,281(1)            -0-              133,334(2)(4)(7)
President

Audrey K. Tassinari,    1999    $166,549     $130,000        $74,095(1)            -0-                   -0-
Executive               1998    $156,785     $142,000        $78,037(1)            -0-               33,334(6)(7)
Vice President          1997    $153,621     $110,000        $55,840(1)            -0-               83,334(3)(4)(7)

Roy K. Keefer           1999    $143,931     $ 60,000        $56,464(1)            -0-                   -0-
Chief Financial         1998    $133,481     $ 69,000        $68,288(1)            -0-                   -0-
Officer                 1997    $127,768     $ 25,500        $46,599(1)            -0-               50,000(5)(4)(7)

----------

(1) This amount includes, but is not limited to: director's fees; disability, life and medical insurance premiums, automobile payments and pension plan payments.

(2) Represents options which were granted in October 1995 at an exercise price of $5.25 per share, canceled and re-granted in October 1996 at $4.125 per share.

(3) Represents options which were granted in October 1995 at an exercise price of $5.25 per share, canceled and re-granted in October 1996 at $4.125 per share.

(4) The Board re-granted such options at a price closer to the fair market value of the Company's Common Stock in order to provide a better incentive to these officers.

(5) Represents options which were granted in October 1995 at an exercise price of $5.25 per share, canceled and regranted in October 1996 at $3.75 per share.

(6) Represents options which were granted in December 1997 at an exercise price of $3.48 per share.

(7) Information is presented after giving effect to a 1 for 3 reverse stock split on November 30, 1999.

(8) The Company does not anticipate the payment of bonuses to executives or any other employee during the year ending July 31, 2000.


OPTION GRANTS IN LAST FISCAL YEAR TABLE

                                                  % of Total
                              Shares              Options               Exercise
                              Underlying          Granted to            or Base
                              Options             Employees in          Price             Expiration
Name                          Granted (#)         Fiscal Year           ($/Sh)               Date
----                          -----------         -----------           ------               ----
Ronald J. Tassinari               -0-                 -0-%                $-0-             -

Audrey K. Tassinari               -0-                 -0-%                $-0-             -

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

                                                                                          Value of
                                                             Number of                    Unexercised
                                                             Unexercised                  In-The-Money
                              Shares                         Options at                   Options at
                              Acquired                       FY-End (#)                   FY-End ($)
                              on Exer-       Value           Exercisable/                 Exercisable/
Name                          cise (#)       Realized        Unexercisable(2)             Unexercisable(1)(2)
----                          --------       --------        ----------------             -------------------
Ronald J. Tassinari                -0-         -0-           421,333/16,667               184,363/-0-

Audrey K. Tassinari                -0-         -0-           232,889/11,111                91,680/-0-

Roy K. Keefer                      -0-         -0-           185,667/-0-                   97,680/-0-


(1) The closing price for the Company's Common Shares on July 31, 1999 was $2.79 per share.

(2) Information is presented after giving effect to a 1 for 3 reverse stock split on November 30, 1999.

COMPENSATION OF DIRECTORS

         Directors receive $15,000 per annum for meetings of the Board of Directors. They are also compensated for expenses incurred in attending the meetings. All of the Company's directors have received stock options from the Company. See "Item 11. - Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

          The Company entered into substantially similar employment agreements with Ronald J. Tassinari, to serve as the Company's Chief Executive Officer and President, Audrey K. Tassinari, to serve as the Company's Executive Vice President, and Roy K. Keefer to serve as the Company's Chief Financial Officer (collectively, the "Employees"). The employment agreements provide for a term which concludes on March 31, 2002. The agreements provide for annual salaries of $452,000, $170,000, and $147,000, respectively, for Mr. Tassinari, Mrs. Tassinari and Mr. Keefer. The agreements further provide that the Employees are entitled to receive minimum annual increases in their salaries every December equal to the greater of (i) the annual increases provided to the Company's other salaried executives or (ii) the increase in the Annual Average All Items Index of the U.S. City Average Consumer Price Index. Under the agreements, the Employees are entitled to receive incentive stock options under the Company's stock option plans, and the Company is required to reimburse Employees for their personal legal and financial consulting expenses, subject to a maximum of three percent of their prior calendar year's base salary. Mr. Tassinari is entitled to a term life insurance policy with a minimum death benefit of $2,000,000, payable to a beneficiary of Mr. Tassinari's designation. Mrs. Tassinari and Mr. Keefer are entitled to policies with $1,500,000 and $1,000,000 minimum death benefits, respectively, payable to beneficiaries of their designation. The Company has agreed to provide the Employees with an automobile allowance or, in lieu thereof, will pay them an equal monthly cash stipend. In the event that the Company requires the Employee to relocate from Las Vegas, Nevada, the Company has agreed to pay their relocation expenses and to provide second mortgages on their new permanent residences of up to $100,000. The employment agreements also provide for indemnification of the Employees in connection with their service to the Company.

          If the employment of any of the Employees is terminated by reason of death, the Company shall pay the balance of the monies due under the agreement to the estate of the deceased Employee. If the employment of any of the Employees is terminated by reason of disability, the Employee shall be entitled to one year of severance pay at full salary and then severance pay at half salary for the remainder of the term. If any of the Employees are terminated without cause, or the Employees terminate their own employment following: (a) a change in control (as defined below); (b) a significant change in the Employee's duties under the agreements; (c) a removal of the Employee from the positions or offices set forth in the agreements; (d) a substantial reduction in compensation, unless all senior executives receive comparable reductions; (e) a breach by the Company of the relocation provisions set forth in the agreements;
(f) the refusal of a successor to the Company to assume the Company's obligations under the agreements; (g) a relocation of the Company's executive offices without the Employee's consent; (h) a failure by the Company to increase the Employee's salary; or (i) the Employee remains employed following a change in control, but then resigns within two years, then the Company shall pay as liquidated damages, or severance pay, or both to the Employee on the fifth day following the termination date, a lump sum equal to the product of (i) an amount equal to the sum of the annual base salary in effect as of the termination date plus any incentive compensation most recently paid or payable to the Employees, multiplied by (ii) two and ninety-nine one hundredths (2.99), (iii) plus any and all accrued salary, accrued vacation pay and accrued bonus in addition to any other consideration due under the agreements. In addition, the agreements provide that in the event that an Employee terminates his or her employment following a change in control, the Company shall, at the election of the Employee, make a cash payment on the 91st day after such termination to the Employee in an amount equal to the excess, if any, of (1) the number of options then held by the Employee which have not terminated other than as a result of termination of employment multiplied by the market price of the Company's common stock as of the date of termination, over (2) the aggregate exercise price for all options then held by the Employee. If the Employee does not so elect, the Employee shall retain the options until they expire or are exercised.

          For purposes of the employment agreements, a "change in control of the Company" shall be deemed to have occurred if (i) a third person becomes the beneficial owner (as such term is defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Act")) of the securities of the Company having twenty percent (20%) or more of the combined voting power of all classes of the Company's securities entitled to vote in an election of Directors of the Company; (ii) there occurs a tender offer or exchange offer by, a merger or other business combination with, or a sale of substantially all of the assets of the Company to any third Person; (iii) a stockholder or stockholders holding five percent (5%) or more of the outstanding common stock of the Company proposes a reconstitution of additions to or deletions from the Board and as a result, obtains a majority thereof; or (iv) during any period of two consecutive years during the term of the agreements, individuals who at the beginning of such period constitute the Board cease for any reason other than death or disability to constitute at least a majority thereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Information is presented after giving effect to a 1 for 3 reverse stock split on November 30, 1999.

          Jeanne Hood, a Director of the Company, has provided consulting services to the Company since February 1994. She has been compensated at the rate of $6,000 per month for such services. Jeanne Hood ceased to receive consulting fees effective April 16, 2000.

          On November 23, 1994, the Board of Directors granted stock options to Robert J. Michaels, Jeanne Hood and Douglas R. Sanderson, Directors or former Directors of the Company, to purchase 16,667, 16,667 and 4,167 shares of Common Stock, respectively. The options were immediately exercisable at $2.07 per share in recognition of prior services rendered to the Company. All of the options were exercised after July 31, 1997 and prior to December 31, 1997.

          On October 19, 1995, the Board of Directors granted stock options to Robert J. Michaels, Jeanne Hood and Douglas R. Sanderson, Directors or former Directors of the Company, to purchase 16,667, 33,334 and 5,000 shares of Common Stock, respectively. The options were immediately exercisable at $5.25 per share in recognition of prior services rendered to the Company and expire on October 18, 2005. These options were re-granted on October 7, 1996 to Ms. Hood and Mr. Sanderson at an exercise price of $3.75 per share.

          On October 19, 1995, the Board of Directors granted stock options to Ronald J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, each an Officer and Director of the Company, to purchase 133,334, 83,334 and 50,000 shares of Common Stock, respectively. The options were immediately exercisable at $5.25 per share in recognition of prior services rendered to the Company and expire on October 18, 2005. On October 7, 1996, the foregoing options were canceled and re-granted at an exercise price of $3.75 per share.

          On December 12, 1997, the Board of Directors granted stock options to Ronald J. Tassinari and Audrey K. Tassinari to purchase 50,000 and 33,334 shares of Common Stock, respectively. The options are exercisable at $3.48 per share and expire on December 17, 2002.

          On February 6, 1998 stock options were granted to Steven G. Barringer to purchase 25,000 shares of Common Stock which was subsequently approved by the Board of Directors. The options are exercisable at $3.57 per share and expire on February 6, 2008.

          On February 4, 2000, the Board of Directors granted the following stock options: Ronald J. Tassinari - 55,555; Audrey K. Tassinari - 22,222; Roy
K. Keefer - 33,334, Jeanne Hood - 33,334 and Boyad Tanner - 25,000.
The options are exercisable at $1.125 per share and expire on February 3, 2010.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period from August 1, 1997 through July 31, 1999, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has appointed Bradshaw, Smith & Co., as its independent public accountants to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending July 31, 2000. Bradshaw, Smith & Co., Las Vegas, Nevada has audited the Company's financial statements since the fiscal year ended July 31, 1993. They have no financial interests, either direct or indirect, in the Company. Representatives of Bradshaw, Smith & Co. are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                      VOTE "FOR" THE FOREGOING PROPOSAL 2.

                                  OTHER MATTERS

          The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

          The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

          No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Nevada law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than October 26, 2000. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-laws or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

          Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words. If the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                              AVAILABLE INFORMATION

         Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1999 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Roy K. Keefer, the Company's Secretary, American Vantage Companies, 6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103 or on the Commission's Web Site at www.sec.gov.

June 5, 2000                       BY ORDER OF THE BOARD OF DIRECTORS
Las Vegas, Nevada                  Roy K. Keefer, Secretary

                           AMERICAN VANTAGE COMPANIES
                         6787 WEST TROPICANA, SUITE 200
                             LAS VEGAS, NEVADA 89103

PROXY

The undersigned, a holder of Common Stock of AMERICAN VANTAGE COMPANIES, a Nevada corporation (the "Company"), hereby appoints Ronald J. Tassinari and Roy
K. Keefer, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on July 18, 2000 and any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

   [ ] FOR the nominees listed below.   [ ] WITHHOLD AUTHORITY to vote for the
                                            nominee listed below.

   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

               Boyad Tanner      James Davis      Gregory Woodland

2. TO RATIFY THE APPOINTMENT OF BRADSHAW, SMITH & CO., AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED JULY 31, 2000.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting.


                  (Continued, and to be signed, on other side)

                           (Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated June 5, 2000 relating to the Annual Meeting, and the 1999 Annual Report to Stockholders.

                                       Date: _____________________________, 2000

                                       _________________________________________

                                       _________________________________________
                                            Signature(s) of Stockholder(s)

                                       The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN VANTAGE COMPANIES.
          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE